UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant:	☒

Filed by a Party other than the Registrant:	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
REDWOOD TRUST, INC.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

IMPORTANT UPDATE REGARDING THE REDWOOD TRUST, INC. 2020 ANNUAL MEETING OF STOCKHOLDERS

The following Notice of Change of Location relates to the proxy statement of Redwood Trust, Inc. (Redwood), filed with the Securities and Exchange Commission (SEC) on April 27, 2020, furnished to Redwood stockholders in connection with the solicitation of proxies by the Board of Directors of Redwood for use at the Annual Meeting of Stockholders to be held on June 11, 2020. This supplement is being filed with the SEC and is being made available to stockholders on or about May 22, 2020.

THE NOTICE OF CHANGE OF LOCATION SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

NOTICE OF CHANGE OF LOCATION
OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Meeting Date: June 11, 2020
Meeting Time: 8:30 A.M. (Pacific Time)
Meeting Access: www.meetingcenter.io/214704432

Dear Redwood Trust, Inc. Stockholders,

In response to the impact of the COVID-19 pandemic, the 2020 Annual Meeting of Stockholders of Redwood Trust, Inc. (Redwood) will be conducted solely as a “virtual” Annual Meeting of Stockholders via a live webcast, as an alternative to an in-person meeting. No physical meeting will be held. The previously announced date and time of the annual meeting (June 11, 2020 at 8:30 a.m., Pacific Time) has not changed. Redwood's principal executive office is located in Mill Valley, California and has generally been operating under state and local “stay-at-home” orders. The location that was originally selected for the 2020 Annual Meeting is also within Mill Valley, California and is also subject to these orders. As a result, Redwood has determined it to be advisable to avoid an in-person 2020 Annual Meeting on June 11, 2020.
As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder of the Company as of the close of business on March 20, 2020, the record date.

The Annual Meeting will be held at www.meetingcenter.io/214704432. We encourage you to access the meeting prior to the start time leaving ample time for the on-line check in process. To login to the virtual meeting you will join as a “Stockholder.” You will be required to have a control number and password. The password for the meeting is RWT2020. Please follow the instructions below to obtain your control number:

Registered Shareholders: If you were a stockholder of record as of the record date and have your control number, you may vote your shares and submit questions during the Annual Meeting by following the instructions available on the virtual meeting website during the meeting. Registered stockholders must enter the control number found on their proxy card or notice, or email you previously received. Stockholders of record or registered stockholders are those stockholders whose shares are registered in their name on the books and records of our transfer agent, Computershare, and are not held through a bank, broker or other nominee.
Beneficial Shareholder: If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your Redwood Trust, Inc. holdings along with your name and email address to our transfer agent, Computershare, at legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 8, 2020. Stockholders who register in the manner described above will receive a confirmation of registration by email after Computershare receives your registration materials and will be able to vote their shares and submit questions during the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, no additional action is required.

By Order of the Board of Directors,

/s/ Andrew P. Stone
Secretary

May 22, 2020